Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Expion Energy, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.001 per share	(1)	Other	0		$0.00	$0.00	0.000087	$0.00
Fees to be Paid	Debt	Debt securities	(2)	Other	0		0.00	0.00	0.000087	0.00
Fees to be Paid	Other	Warrants	(3)	Other	0		0.00	0.00	0.000087	0.00
Fees to be Paid	Unallocated (Universal) Shelf		(4)	457(o)		$		$50,000,000.00	0.000087	$4,350.00

Total Offering Amounts:								$50,000,000.00		4,350.00
Total Fees Previously Paid:
Total Fee Offsets:										4,350.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder shall be deemed to include an indeterminate number of shares of common stock, shares of preferred stock, warrants, and units to be issued or issuable with respect to the securities registered hereunder as a result of any stock splits, stock dividends or similar transactions.
(2)	Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, this information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereunder may be sold separately, or in combination with other securities registered hereunder.
(3)	See Table 2 for the calculation of the total fee offsets.
(4)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Expion360 Inc.	(1)	S-3	333-272956	06/27/2023		$4,350.00	Unallocated (Universal) Shelf	Common Stock, Preferred Stock, Warrants, Units	0	$48,678,497.00	$
Fee Offset Sources	Expion360 Inc.	(2)	S-3	333-272956		06/27/2023							4,350.00

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	In accordance with Rule 457(p) under the Securities Act, the registrant is offsetting $5,364.37 of the fee associated with this registration statement from the fee previously paid by the registrant associated with the unsold securities registered under the registrant's prior unallocated (universal) shelf registration statement on Form S-3 originally filed on June 27, 2023 (File No. 333-272956) (the “Prior Registration Statement”), which has expired because more than three years have elapsed since the initial effective date of the Prior Registration Statement and all offerings thereunder have been completed or terminated. $48,678,4 of aggregate maximum amount remain unsold as of the time the Prior Registration Statement expired.

Offset Note(s):

(2)	2) In accordance with Rule 457(p) under the Securities Act, the registrant is offsetting $5,364.37 of the fee associated with this registration statement from the fee previously paid by the registrant associated with the unsold securities registered under the Prior Registration Statement, which has expired because more than three years have elapsed since the initial effective date of the Prior Registration Statement and all offerings thereunder have been completed or terminated. $48,678,497 of aggregate maximum amount remain unsold as of the time the Prior Registration Statement expired.